UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): October 13, 2008

Commission File Number: 000-52728

NORTHPORT CAPITAL, INC.
(Name of small business issuer in its charter)

Colorado	76-0674579
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

Suite #4200, 601 Union Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206-652-3451)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2008, a wholly owned subsidiary of Northport Capital, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into a material definitive agreement in accordance with Company Law of the People's Republic of China, with the shareholders of Shenyang Ling Xiao Aviation Service Co Ltd. (Ling Xiao), to acquire a 51% equity interest in Ling Xiao.

Ling Xiao was formally registered with the Shenyang Industrial and Commercial Administration Authority on September 26, 2007. Its business term is approved until September 25, 2017. The business scope includes the authority to act as an agency for air tickets booking and sales for Chinese domestic and international airlines including Taiwan, Hong Kong and Macao airlines, and related travel services to customers.

Consideration for the 51% equity interest in Ling Xiao will be 2,700,000 treasury shares of Dalian Northport’s parent company, Northport Capital Inc. The share amount is based upon a formula estimate of 51% of five times planned Ling Xiao’s net first year’s earnings. The Northport Capital Inc. share price used in the formula determination is $2.00 US per share.

After completion of a review of Ling Xiao operations and its audited financial statements for the period ended March 31, 2009, the parties agree to issue additional Northport Capital Inc. treasury shares to cover any excess profit beyond the formula estimate of 2,700,000 shares.

In addition to its Shenyang operations, on October 10, 2008 Ling Xiao assumed all of the business operations of Dalian Ling Xiao Aviation Service Co. Ltd. located in the city of Dalian, also in Liaoning Province.

Item 3.02 Unregistered Sales of Equity Securities.

On October 9, 2008, a wholly owned subsidiary of Northport Capital, Inc. (the “Company”), Dalian Northport Information Industry Development Co., Ltd. (“Dalian Northport”), entered into a material definitive agreement in accordance with Company Law of the People's Republic of China, with the shareholders of Shenyang Ling Xiao Aviation Service Co Ltd. (Ling Xiao), to acquire a 51% equity interest in Ling Xiao.

Consideration for the 51% equity interest in Ling Xiao will be 2,700,000 treasury shares of Dalian Northport’s parent company, Northport Capital Inc. The share amount is based upon a formula estimate of 51% of five times planned Ling Xiao’s net first year’s earnings. The Northport Capital Inc. share price used in the formula determination is $2.00 US per share. The shares will be issued pursuant to Regulation S since the recipients are nonresidents of the United States.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Equity Transfer Agreement dated October 9, 2008 is attached as exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHPORT CAPTIAL, INC.

Date: October 13, 2008	By:	/s/ Zhao Yan
Zhao Yan
Chief Executive Officer

EXHIBIT INDEX

Number	Document(s)	Location

10.1	Equity Transfer Agreement dated October 9, 2008	Attached hereto and
incorporated by
reference herein